Exhibit 99.1

Alamo Energy Corp. Appoints Industry Veteran David Henderson To Its Advisory Board

LONDON – April 21, 2011 – Alamo Energy Corp. (OTCBB:ALME) is pleased to announce the appointment of David Henderson to the company’s Advisory Board.

Alamo’s Advisory Board assists and advises Alamo’s executive management on strategic, financial, legal and technical issues. We believe our Board’s members are experts in oil and gas and corporate governance, and can provide guidance and support in developing the Company's oil and gas properties.

Mr. Henderson has over 30 years experience in the Oil and Gas industry. Mr. Henderson is currently President of WBH Energy Partners, LLC, a privately held company developing resource plays in Texas. Mr. Henderson previously served as Executive Vice President & Chief Operating Officer for EEX Corporation listed on the NYSE (Now part of Newfield Exploration) from 1997-2002 with notable points being the acquisition and integration of Tesoro domestic assets and discovery of a 200 million barrel Gulf of Mexico Deep water field. Mr. Henderson was also instrumental in developing the “Treasure Island” ultra-deep play in the Gulf of Mexico. Earlier in his career, Mr. Henderson served as Senior Vice President International Pennzoil Corporation from 1991-1997 with notable points being that Mr. Henderson negotiated participation in the four billion barrel ACG Unit field development offshore Azerbaijan.

Currently Mr. Henderson serves on the following Boards:

•	Chairman of Dean’s Advisory Board, College of Arts and Sciences, Virginia Tech
•	Member, Virginia Tech Foundation Board

Allan Millmaker, CEO of Alamo Energy, said: "We welcome Mr. Henderson to our Advisory Board. His outstanding track record of developing assets will be invaluable to Alamo as the company grows.”

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169609, available from us at 10497 Town & Country Way, Suite 820, Houston, Texas, 77024, United States of America.

Contact:
Alamo Energy Corp.
Investor Relations
Adam Holdsworth
+1 212-825-3210
ir@alamoenergycorp.com